UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2007

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

[e]           On November 9, 2007, our Compensation Committee implemented a new compensation policy designed to place a greater emphasis on pay-for-performance incentive compensation as a part of the total executive compensation mix by:

1.
freezing the 2008 base salaries of our current most senior executive officers (including Chief Executive Officer Christopher Calhoun, President Marc Hedrick and Chief Financial Officer Mark Saad) at 2007 levels, and restraining the size of 2008 base salary increases for other officers, and

2.
amending our 2007 Executive Management Incentive Compensation cash bonus plan to increase the 2007 potential bonus opportunity, for all of our participating officers, which higher potential bonus percentages would also be used in the to-be-established 2008 Executive Management Incentive Compensation bonus plan.

For our “named executive officers,” the 2007 and 2008 base salaries and the old and new bonus plans (expressed as a percentage of annual base salary) are as follows:

Named Executive Officer	Original 2007 Base Salary	2008 Base Salary	Prior 2007 Potential Bonus Percentage	Amended 2007 Potential Bonus Percentage

Christopher Calhoun	$420,000	$420,000	40%	50%
Marc Hedrick	$365,000	$365,000	30%	40%
Mark Saad	$350,000	$350,000	25%	35%
Seijiro Shirahama	$235,000	$260,000	20%	25%

Mr. Shirahama’s base salary increase reflects his promotion to the office of President-Asia Pacific.  His “2008 Base Salary” will be effective beginning as of November 1, 2007.  Our fifth “named executive officer” is no longer with the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: November 15, 2007	By: /s/ Christopher J. Calhoun
Christopher J. Calhoun
Chief Executive Officer

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